Exhibit 10.2

1ST CENTURY BANCSHARES, INC.
2013 EQUITY INCENTIVE PLAN

NOTICE OF GRANT AND STOCK OPTION AGREEMENT

Name:	Option Number:
Address:	Employee ID:

Effective __________, 20__,  (“Grant Date”), you have been granted [incentive/non-qualified] stock option to purchase ___________( ________) shares of 1st Century Bancshares, Inc. common stock at an Exercise Price of $ ______ per share pursuant to the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan (the “Plan”).  Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan.  A copy of the Plan is attached to this Notice and Agreement.  The terms and conditions of the Plan are incorporated herein by this reference.

[Insert vesting schedule]

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Grant and Stock Option Agreement to [insert contact name and address of the Bank], and retain a copy for your records.

__________________________________Dated:_______________________

For 1st Century Bancshares, Inc:
[insert name]
[insert title]

Agreed to this ____ day of _________, 20__.

____________________________________
[Insert name of Optionee]